Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We have issued our report dated March 7, 2024 (except for Note 22, as to which the date is March 27, 2025), with respect to the consolidated financial statements of Gevo, Inc. for the year ended December 31, 2023 included in the Annual Report on Form 10-K for the year ended December 31, 2024, which is incorporated by reference in this Registration Statement. We consent to the incorporation by reference of the aforementioned report in this Registration Statement.

/s/ GRANT THORNTON LLP

Denver, Colorado

June 5, 2025